UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

Covad Communications Group, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-25271 (Commission File Number)	77-0461529 (IRS Employer Identification No.)

110 Rio Robles San Jose, California (Address of principal executive offices)	95134-1813 (Zip code)

(408) 952-6400
(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement.

     On February 9, 2005, the Compensation Committee of Covad Communications Group, Inc. (the “Company”), approved the amount of year-end individual performance-related bonuses to the Company’s executive officers based on the Committee’s assessment of each individual’s performance in 2004. The bonus amounts to be paid are set forth in the table below. These bonuses were set forth in resolutions approved by the Committee and are not otherwise set forth in any written agreements between the Company and the named executive officers.

Name	Title	Bonus
Charles E. Hoffman	President and Chief Executive Officer	$168,462
P. Michael Hanley	Executive Vice President, Customer Experience	$36,500
Patrick J. Bennett	Executive Vice President	$36,995
David McMorrow	Executive Vice President, Sales	$29,240
Andrew Lockwood	Executive Vice President, Market Development	$19,875
Susan Crawford	Senior Vice President and Acting Chief Financial Officer	$24,868
James A. Kirkland	Senior Vice President, General Counsel and Secretary	$29,856

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005

By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President, General Counsel and Secretary